UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒               Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FIVE PRIME THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING

THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 14, 2020

The following Notice of Change of Location (“Notice”) relates to the notice of annual meeting of stockholders and proxy statement of Five Prime Therapeutics, Inc. (“Five Prime”), dated April 3, 2020 (the “Notice and Proxy Statement”), made available to stockholders of Five Prime in connection with the solicitation of proxies by Five Prime’s Board of Directors for use at Five Prime’s 2020 Annual Meeting of Stockholders to be held on Thursday, May 14, 2020 (the “Annual Meeting”). This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 22, 2020. Except as specifically revised by the information contained herein, this supplement does not revise or update any of the other information set forth in the Notice and Proxy Statement. This supplement does not alter in any manner either the record date for the Annual Meeting or the date and time of the Annual Meeting. From and after the date of this supplement, any references to the “Proxy Statement” are to the Notice and Proxy Statement as supplemented hereby.

This notice should be read in conjunction with the Notice and Proxy Statement.

NOTICE OF CHANGE OF LOCATION

OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 14, 2020

Five Prime Therapeutics Changes 2020 Annual Meeting to Virtual Format

SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)—April 22, 2020--  Five Prime Therapeutics, Inc. (NASDAQ: FPRX), a clinical-stage biotechnology company focused on developing immune modulators and precision therapies for solid tumor cancers, today announced that its 2020 Annual Meeting of Stockholders will take place virtually and will be available as a live audio webcast. The company is making this change to comply with the directives of federal and California authorities and to support the health and well-being of its stockholders, employees and the general public during the COVID-19 pandemic.

As previously announced, the Annual Meeting will be held on Thursday, May 14, 2020 at 8:30 A.M., Pacific Time and online access to the live audio webcast of the Annual Meeting will begin at approximately 8:15 A.M. Pacific Time. Stockholders will not be able to attend the Annual Meeting in person.

Attending the Virtual Annual Meeting

As described in the proxy materials for the Annual Meeting, stockholders of record and beneficial owners as of the close of business on March 16, 2020 are entitled to attend and vote at the Annual Meeting. To attend the Annual Meeting, stockholders must register at www.proxydocs.com/FPRX before the deadline of 2:00 P.M., Pacific Time, on May 12, 2020.

As part of the registration process, you will be required to enter the control number that appears on your proxy card, voter instruction form, notice of internet availability of proxy materials, or previously received email. If you are a beneficial owner, you must obtain a legally valid proxy from your broker, bank or other agent and provide this proxy during the registration process. After completing your registration, you will receive further instructions via email, including unique links to the website where you can access the Annual Meeting and vote online during the Annual Meeting.

If you encounter difficulties accessing the Annual Meeting during check-in or during the Annual Meeting, please contact technical support as provided in the email instructions received after registration. You will be permitted to submit questions relating to matters properly before the Annual Meeting as part of the registration process and during the Annual Meeting through the Annual Meeting website. The Annual Meeting will not include a presentation on the company’s accomplishments and operations. The Annual Meeting agenda and rules of conduct will be available on the Annual Meeting website.

Voting Shares

We urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials even if you do not plan on attending the Annual Meeting. If you have already voted, you do not need to take any action unless you wish to change your vote. Proxies that have already been returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by following the email instructions received after registration. You are not required to attend the Annual Meeting to vote your shares by proxy.

The proxy card or voter instruction form included with the proxy materials previously distributed will not be updated to reflect the change to a virtual-only Annual Meeting and may continue to be used to vote your shares in connection with the Annual Meeting.

List of Stockholders

A list of stockholders entitled to vote will be available for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting during the Annual Meeting by following the email instructions received after registration, and for a period of 10 days prior to the Annual Meeting by sending a request to stockholderlist@fiveprime.com.

The proxy statement and annual report are available at www.proxydocs.com/FPRX, on the Annual Meeting website when you join the Annual Meeting and on our Investor Relations website at investor.fiveprime.com. Additionally, you may access our proxy materials at www.sec.gov.

About Five Prime Therapeutics

Five Prime Therapeutics, Inc. discovers and develops innovative protein therapeutics to improve the lives of patients with serious diseases. Five Prime’s product candidates have innovative mechanisms of action and address patient populations in need of better therapies. The company focuses on researching and developing immuno-oncology and targeted cancer therapies paired with companion diagnostics to identify patients who are most likely to benefit from treatment with Five Prime’s product candidates. Five Prime has entered into strategic collaborations with leading global pharmaceutical companies and has promising product candidates in clinical and preclinical development. For more information, please visit www.fiveprime.com or follow us on LinkedIn, Twitter and Facebook.

Media and Investor Contact

Martin Forrest
VP, Investor Relations & Corporate Communications
Five Prime Therapeutics, Inc.
415-365-5625
martin.forrest@fiveprime.com

Source: Five Prime Therapeutics, Inc.